UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2018 (September 13, 2018)

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on September 13, 2018, the Board of Directors of Colgate-Palmolive Company (the “Board”) renewed the Colgate-Palmolive Company Executive Severance Plan (the “Plan”) for an additional term to expire on December 31, 2023, on substantially the same terms and conditions as previously in effect, as described in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, with the following change: The Board amended the Plan to provide that if a participant is subject to the so-called “golden parachute” tax under Section 4999 of the Internal Revenue Code, either (1) the participant will receive all payments and pay the golden parachute tax or (2) the payments to the participant will be reduced such that the golden parachute tax does not apply, whichever approach yields the best after-tax outcome for the participant. A copy of the Plan, as renewed, is attached as Exhibit 10-A to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this document:

Exhibit Number	Description

10-A	Colgate-Palmolive Company Executive Severance Plan, as amended and restated through September 13, 2018
2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: September 18, 2018	By: /s/ Jennifer M. Daniels
Name: Jennifer M. Daniels
Title: Chief Legal Officer and Secretary
3

EXHIBIT INDEX

Exhibit Number	Description

10-A	Colgate-Palmolive Company Executive Severance Plan, as amended and restated through September 13, 2018
4